Exhibit 99.3

                   NEVSTAR GAMING AND ENTERTAINMENT CORPORATION
                               FINANCIAL STATEMENT
                                NOVEMBER 22, 2002

              NEVSTAR GAMING AND ENTERTAINMENT CORPORATION

                                CONTENTS

                                                     PAGE

INDEPENDENT AUDITORS' REPORT                           3

BALANCE SHEET                                          4

NOTES TO FINANCIAL STATEMENT                           5


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                  INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
NEVSTAR GAMING AND ENTERTAINMENT CORPORATION

  We have audited the accompanying balance sheet of Nevstar Gaming and Entertainment Corporation (a Nevada corporation in the development stage) as of November 22, 2002. This financial statement is the responsibility of the Company's management. Our responsiblity is to express an opinion on this financial statment based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Nevstar Gaming and Entertainment Corporation as of November 22, 2002 in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company did not generate revenue and is not operating which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

December 3, 2002




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          NEVSTAR GAMING AND ENTERTAINMENT CORPORATION
                         BALANCE SHEET
                       NOVEMBER 22, 2002

                                                ASSETS


      Current Assets                                             $    -
                                                                     -------

                 Total Assets                                    $    -
                                                                     =======

                           LIABILITIES AND SHAREHOLDERS' EQUITY


         Current Liabilities

            Accounts payable                                     $    78,046
                                                                    --------                                         --------------
                 Total Current Liabilities                       $    74,046

         Long Term Liabilities

            Pre-petition tax liabilities - Note 3                    194,858
            Long-term credit facility, related party - Note 4        221,625
                                                                    --------
                 Total Liabilities                                   494,529

	Shareholders' Equity (Deficit)
	      Common Stock $.01 par value,
              126,396,450 shares authorized, 50,715,008
              issued and outstanding                             $   507,150
            Accumulated deficit, prior to development
              state - Note 6                                      (1,001,679)
                                                                  -----------
                 Total Shareholders' Deficit                     $  (494,529)

                 Total Liabilities and Shareholders' Deficit     $      -
                                                                    =========


                    See independent auditors' report and
                        notes to financial statment.

                    NEVSTAR GAMING AND ENTERTAINMENT CORPORATION
                             NOTES TO FINANCIAL STATEMENT
                                  NOVEMBER 22, 2002

Note 1 - Organization and Interim Events

     The Company, a Nevada Corporation, filed its last financial report to the Securities and Exchange Commission on Form 10-Q, for the quarter ended March 31, 1999. At that time, the Company owned and operated the Mesquite Star, a hotel and casino in Mesquite, Nevada.

      December 1, 1999, the Company filed a voluntary petition for relief under Chapter 11 (the "First Chapter 11 Proceeding") in the United States Bankruptcy Court, District of Nevada (the "Bankruptcy Court"), Case No. 99-19566RCJ. The Company acted as debtor in possession during the First Chapter 11 Proceeding. In part as a result of the objections of certain of the Company's secured creditors and the Bankruptcy Court's belief that the Company could not be successfully reorganized in view of such objections, the Bankruptcy Court dismissed the First Chapter 11 Proceeding on or about
March 2, 2000.

     On March 3, 2000, Randy Black was appointed by the District Court of
Clark County, Nevada as receiver for the Company. On or about March 8, 2000, Black caused the casino to cease all meaningful operations and the casino was closed. The Company has not engaged in business operations since that date. Subsequently, Black acquired the first trust deed on the casino from the bank and he began foreclosure proceedings against the casino. On July 10, 2000, the Company again filed a voluntary petition for relief under Chapter 11 (the "Second Chapter 11 Proceeding")in the Bankruptcy Court, Case No. BK-S-00-15075-LBR. During the Second Chapter 11 Proceeding, the Company acted as debtor in possession. During the course of the Second Chapter 11
Proceeding, the Bankruptcy Court permitted Black to foreclose on the casino, which occurred on November 13, 2000.

     In April, 2001, the Company and W/F Investment Corp. ("W/F") submitted to the Bankruptcy Court a plan of reorganization, which was amended from time to time (the "Plan of Reorganization").

     On February 20, 2002, the Bankruptcy Court issued an order confirming the Plan of Reorganization.

     On November 22, 2002 the Plan of Reorganization became effective. The Company issued 15,141,674 shares of common stock to holders of unsecured claims; 156,428 shares of common stock to certain administrative claimants and to a previously secured claim, and 27,807,219 shares of common stock to the Plan Proponents. The 7,583,687 shares of Common Stock that were previously outstanding were retained by the holders of those shares. There are a total of 50,715,008 shares of common Stock outstanding after the issuance of shares under the Plan of Reorganization.

     The Company does not currently have any operations.

Note 2 - Going Concern and Summary of Significant Accounting Policies

     Going Concern

     The accompanying financial statement has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company does not generate any revenue, and has a net capital deficiency. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company currently funds its disbursements by a line of credit from one of its Plan Proponents.

     The financial statement does not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The Company is no longer operating, and will attempt to locate a new business (operating company) and offer itself as a merger vehicle for a company that may desire to go public through a merger rather than through its own public stock offering.


                           See independent auditors' report.

                    NEVSTAR GAMING AND ENTERTAINMENT CORPORATION
                             NOTES TO FINANCIAL STATEMENT
                                  NOVEMBER 22, 2002


Note 2 - Going Concern and Summary of Significant Accounting Policies
         (Continued)

     Accounting for Reorganization

     The Company applied Financial Accounting Standards No. 15 ("Accounting for Debtors and Creditors for Troubled Debt Restructuring") for its emergence from Bankruptcy. The Company also adopted the Fresh Start Reporting (see Note 6).

     Use of estimates

     The preparation of a balance sheet in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying balance sheet. Significant estimates made in preparing this financial statement include the value of shares of common stock issued to the unsecured creditors in accordance with the Plan of Reorganization. Management uses its knowledge and expertise in making these estimates. Actual results could differ from those estimates.

      Income Taxes

     The Company utilizes the liablity method to account for income taxes. Under this method, deferred taxes and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted rates and laws expected to apply when the differences are expected to reverse.

Note 3 - Pre-petition Tax Liabilities

    Pre-petition tax liabilities consist of $194,858 payable to the Nevada Department of Taxation and the Nevada Gaming Authority. Pursuant to the Bankruptcy Code and stipulations entered into between the parties and the Company, the amounts will be paid in full, plus interest at 5% in quarterly payments commencing January, 2004 and ending September, 2009. Payments due on these liabilities during the next five years are as follows:

               Fiscal Year Ending June 30,
               ---------------------------
               2003                              $    -
               2004                              $  16,000
               2005                              $  32,000
               2006                              $  32,000
               2007                              $  32,000


Note 4 - Long Term Credit Facility, Related Party

     The credit facility consists of $221,625 outstanding on a $250,000 revolving line of credit issued to the Company by W/F Investment Corp, a shareholder of the Company and a proponent of the bankruptcy Plan of Reorganization. The line of credit has been used to pay the Company's obligations through the November 22, 2002, the Effective Date of the Plan of Reorganization, including the allowed administrative expenses, accounting, legal and related expenses. The line of credit bears interest at prime plus 2%, payable monthly. It is due no earlier than October 31, 2003 and no later than October 31, 2007.

                          See independent auditors' report.

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Note 5 - Income Taxes

     At November 22, 2002, the Company had net operating loss carryforwards of approximately $19 million for federal tax purposes, which expire from 2012 to 2015. Because of statutory ownership changes, the amount of net operating losses which may be utilized in future years may be subject to significant annual limitations. At November 22, 2002, total deferred tax assets, consisting principally of net operating loss carry forwards, amounted to approximately $7.5 million. For financial reporting purposes, a valuation allowance has been recognized in an amount equal to such deferred tax assets due to the uncertainty surrounding their ultimate realization.

Note 6 - Fresh Start Reporting

     In accordance with its Plan of Reorganization, the Company converted unsecured liabilities amounting to approximately $18,300,000 to 15,167,674 shares of its common stock. The Company also issued 156,428 shares of its common stock in payment of administrative claims totaling approximately $20,0000, and 27,807,219 shares of its common stock to its Plan Proponents. The shares issued were valued at $0.01 per share, generating a gain on debt forgiveness of approximately $18,000,000. The amount of accumulated deficit prior to the reclassification in accordance with Fresh Start Reporting amounted to approximately $19,000,000. Management estimated the fair value of the shares issued at par value, based on the fact that no cash flows are expected in the foreseeable future. The balance of accumulated deficit after the adjustement requred by the Fresh Start Reporting represents the "Excess Reorganization Value", which was impaired due to the fact that no cash flows are expected in the foreseeable future.






                          See independent auditors' report.